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                                                                     EXHIBIT 5.1


                                                              October 10, 2000


Phone.com, Inc.
800 Chesapeake Drive
Redwood City, CA  94063


               Re:  Phone.com, Inc.
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Phone.com, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (File No. 333-44926)(the "Registration Statement") filed on August 31, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and Amendment No. 1 to the Registration Statement being filed today, relating to the proposed issuance of up to 94,506,060 shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") in connection with the merger of Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub") with and into Software.com, Inc., a Delaware corporation ("Software.com") pursuant to the terms of an Agreement and Plan of Merger dated as of August 8, 2000, as amended on October 5, 2000 (the "Merger Agreement"), by and among Software.com, Merger Sub and the Company.

          This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as currently in effect; and
(iv) certain resolutions adopted by the Board of
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Phone.com, Inc.
October 10, 2000
Page 2

Directors of the Company relating to the issuance of the Shares and certain related matters and (v) a specimen certificate evidencing the Company Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and Merger Sub, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Merger Sub and others. We have also assumed that the certificates evidencing the Shares will conform to the specimen examined by us.

          Members of our firm are admitted to the bar of the State of New York and do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when delivered in exchange for shares of Software.com common stock pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.



                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP